UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C. 20549



                          FORM 8-K

                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported):  February 16, 1999



                HALLMARK FINANCIAL SERVICES, INC.
      (Exact name of registrant as specified in its charter)



    Nevada              0-16090                87-0447375
(State or other       (Commission              (IRS Employer
 jurisdiction of      File Number)            Identification No.)
 incorporation)

      14651 Dallas Parkway, Suite 900, Dallas, Texas   75240
      (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code:  (972) 404-1637



                           Not Applicable
      (Former name or former address, if changed since last report.)

Item 5.  Other Events.

      On February 16, 1999, the Registrant issued the press release filed herewith as Exhibit 99.


Item 7.      Financial Statements, Pro Forma Financial Information and
Exhibits.

    (c)      Exhibits.

             99       Press Release dated February 16, 1999.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          HALLMARK FINANCIAL SERVICES, INC.
Date:  ___________________                By:
                                          Ramon D. Phillips, Its President

EXHIBIT 99

                    FOR IMMEDIATE RELEASE

             HALLMARK FINANCIAL SERVICES, INC. AND
                   ONYX INSURANCE GROUP, INC.

   HALLMARK FINANCIAL SERVICES, INC. AND ONYX INSURANCE GROUP, INC.
         ANNOUNCE THE FORMATION OF A STRATEGIC ALLIANCE

Dallas, Texas (February 16, 1999) - Hallmark Financial Services, Inc. ("Hallmark"), a Dallas based financial services company, and Onyx Insurance Group, Inc. ("Onyx"), a diversified insurance and financial services company, announced that they have signed a letter of intent pursuant to which Onyx would acquire a majority stake in Hallmark in return for an approximately $8 million equity investment. The letter of intent calls for Onyx to purchase approximately 12,308,000 newly-issued shares of Hallmark common stock at $0.65 per share, representing a 48% premium over the closing price of Hallmark stock as of the date of the letter of intent. The stock purchase by Onyx represents an approximate 52% ownership in Hallmark. The completion of the proposed transaction is subject to the execution of definitive agreements, shareholder and regulatory approval and other customary conditions.

The transaction is a continuation of Onyx's expansion strategy and will provide for a greater presence in Texas as well as a means of expanding its product lines and operating expertise. The equity capital provided Hallmark will ensure its ability to expand operations geographically. Additionally the Onyx/Hallmark strategic alliance will provide a means for Hallmark to accelerate its product offerings and technological capabilities.

Onyx is a privately held, diversified insurance and financial services company principally engaged through its subsidiaries and affiliates in property and casualty insurance, reinsurance, insurance underwriting, claims handling, inspections, auditing, collection services, claims investigations, premium financing, product development and marketing, specialty financing, investments, real estate and lending.

Onyx's principal operations are its insurance business, where it is a specialty market provider of property and casualty products to "niche" markets. Onyx, through its various subsidiaries and affiliates, is licensed and operates in Florida, Alabama, Arizona, California, Georgia, Illinois, Nevada, Oregon, Texas, Utah, New Jersey, Delaware, Maryland and Pennsylvania. Onyx also operates through affiliated companies in Venezuela (South America), Panama (Central America) and Mexico. Onyx intends to obtain approval to operate in all 50 states through additional strategic acquisitions and through licensing its Insurance Subsidiaries. Philo Smith & Co., Inc. is representing Onyx in this transaction.

Hallmark Financial Services, Inc. and its wholly owned subsidiaries engage in the sale of insurance products on credit terms. The Company's business primarily involves marketing, underwriting and premium financing of non-standard automobile insurance. Secondarily, the Company provides fee-based claims adjusting and related insurance services for affiliates and third parties. The Company conducts these Texas-based activities through an integrated insurance group composed of a property and casualty insurance company; a managing general agency; a network of affiliated insurance agencies; a premium finance company; a claims handling and adjusting firm and over 600 independent agents. Hallmark is traded on the American Stock Exchange under the symbol "HAF.EC".

Forward-looking statements in this Release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act of 1995.
Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, interest rate trends, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company's periodic report filings with the Securities and Exchange Commission.

For further information, please contact:
Ramon D. Phillips, Chairman and CEO, Hallmark at 972-404-1637
Paul Fraynd, President and CEO, Onyx at 305-945-9200
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